Artisan Partners Asset Management Inc. Reports 3Q25 Results and Quarterly Dividend
Milwaukee, WI - October 28, 2025 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the quarter ended September 30, 2025, and declared a quarterly dividend.
Chief Executive Officer Jason Gottlieb said: "Third quarter results reflect our ability to grow earnings thoughtfully as a result of our scalable operating and financial model. Revenues increased 7% from last quarter driven by favorable market conditions. Our operating margin benefited from higher revenues and disciplined fixed expense management, improving meaningfully to 34% or 36% on an adjusted basis.

"Our purpose is to generate and compound wealth for our clients over the long term. We seek compelling, long-term absolute and relative returns with integrity to a stated investment philosophy and process. We differentiate through the combination of unique investment talent, our talent-centric operating model, and investment opportunity sets conducive to dispersion and alpha.

"Over the long-term, we have successfully executed on our stated purpose, with all 12 of our strategies with track records over 10 years outperforming their indexes since inception and compounding capital at average annual rates from 5.7% to 13.4% since inception, net of fees. This long-term investment performance has led to steady business growth, culminating in quarter end AUM of $181.3 billion, our highest ever quarter-end AUM.

"Our more recent performance highlights the global and multi-asset class nature of the Artisan Partners platform, which is diversified across autonomous investment teams, asset classes, geographies, and investment styles. Strategies delivering exceptional performance, net of fees, near-term include:

Strategy	YTD Absolute Performance	YTD Value-Added
Sustainable Emerging Markets	36.87%	9.34%
Non-U.S. Growth	33.74%	8.59%
Global Value	24.77%	6.33%
Franchise	22.69%	4.25%
Antero Peak	20.75%	5.92%
Emerging Markets Local Opportunities	19.14%	3.73%
Credit Opportunities	8.46%	5.12%
Global Unconstrained	8.28%	5.11%

"While we experienced $2.3 billion of net outflows in the quarter, business-development momentum is improving for several of our strategies. Year-to-date, we have raised $1 billion across our five emerging markets-oriented strategies (two equity, two credit, one alternative). We have raised $531 million and $420 million, respectively, for our Select Equity and International Explorer strategies, both of which are approaching $1 billion in AUM five years from launch. And our Credit team continues to execute with business and commercial performance, raising a net of $1.4 billion across High Income, Floating Rate, Credit Opportunities, and custom mandates.

"We are capitalizing on the resurgence of interest in emerging markets. The Sustainable Emerging Markets team is raising assets at a healthy pace, and Chief Investment Officer (CIO magazine) recently selected the Developing World team as the winner of its 2025 Industry Innovation Award in the emerging markets category. Our Global Equity and Global Value teams are experiencing renewed and growing interest in their strategies. We continue to grow and diversify the Credit team’s business across investment strategies, business channels, and vehicles. And our focused efforts to grow the Artisan Global Unconstrained Fund are working. We have raised an average of more than $1 million per day in 2025 and are approaching $500 million in fund assets.

"We are actively engaged with external talent interested in joining the Artisan Partners platform. We will add new capabilities, especially in alternatives, and further diversify and grow the business through long-term relationships with passionate and knowledgeable investors. We believe the combination of our global multi-asset investment platform and our relationships in the institutional and intermediated wealth channels are attractive to external talent and create multiple options for long-term growth."

AUM and Flows

	For the Three Months Ended
	September 30,	June 30,	September 30,
	2025	2025	2024

Beginning assets under management	$175,545	$162,390	$158,887
Gross client cash inflows	6,084	6,233	6,210
Gross client cash outflows	(8,413)	(8,096)	(6,953)
Net client cash flows	(2,329)	(1,863)	(743)
Artisan Funds' distributions not reinvested[1]	(161)	(194)	(222)
Investment returns and other	8,251	15,212	9,918
Ending assets under management	$181,306	$175,545	$167,840
Average assets under management	$177,413	$166,774	$162,783

Financial Results
The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$181.3	$175.5	$167.8	$181.3	$167.8
Average	177.4	166.8	162.8	170.4	158.5

Consolidated Financial Results (GAAP)
Revenues	$301.3	$282.8	$279.6	$861.2	$814.8
Operating income	101.8	79.8	93.2	268.1	257.5
Operating margin	33.8%	28.2%	33.3%	31.1%	31.6%
Net income attributable to Artisan Partners Asset Management Inc.	$66.8	$67.6	$72.9	$195.5	$190.0
Basic earnings per share	0.93	0.94	1.03	2.73	2.68
Diluted earnings per share	0.93	0.94	1.03	2.73	2.68

Adjusted[2] Financial Results
Adjusted operating income	$109.2	$89.6	$97.8	$287.8	$266.7
Adjusted operating margin	36.2%	31.7%	35.0%	33.4%	32.7%
Adjusted EBITDA[3]	$114.4	$94.2	$103.6	$302.2	$282.2
Adjusted net income	82.7	67.5	74.5	217.2	202.1
Adjusted net income per adjusted share	1.02	0.83	0.92	2.67	2.50

______________________________________
1 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
2 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
3 Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.

Capital Management & Balance Sheet
Cash and cash equivalents were $300.2 million at September 30, 2025, compared to $201.2 million at December 31, 2024. During the September 30, 2025 quarter, the Company paid a variable quarterly dividend of $0.73 per share of Class A common stock with respect to the June 2025 quarter. The Company had total borrowings of $190.0 million and $200.0 million at September 30, 2025 and December 31, 2024, respectively.
On August 15, 2025, Artisan Partners Holdings LP issued $50 million of 5.43% Series G Senior Notes and used the proceeds, along with cash on hand, to repay the $60 million of 4.29% Series D Senior Notes that matured on August 16, 2025.
Total stockholders’ equity was $440.9 million at September 30, 2025, compared to $422.0 million at December 31, 2024. The Company had 70.5 million Class A common shares outstanding at September 30, 2025. The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.4x at September 30, 2025.
Effect of Changes In Tax Law
The Company recorded a non-cash income tax charge of $10.7 million, or $0.15 per basic and diluted share, in the September 2025 quarter in connection with the enactment of the One Big Beautiful Bill Act (“OBBBA”). The charge resulted from the remeasurement of deferred tax assets due to new compensation deduction limitation rules effective for the Company starting in 2027. Adjusted net income excludes the impact of the non-cash charge. We estimate that our GAAP and adjusted effective tax rates will increase 1% to 3% beginning in 2027, as a result of the compensation deduction limitations.
Dividend
The Company’s board of directors declared a variable quarterly dividend of $0.88 per share of Class A common stock with respect to the September 2025 quarter. The variable quarterly dividend represents approximately 80% of the cash generated in the September 2025 quarter and will be paid on November 28, 2025, to shareholders of record as of the close of business on November 14, 2025. Based on our projections and subject to change, we expect some portion of the 2025 dividend payments to constitute a return of capital for tax purposes.
Subject to board approval each quarter, we currently expect to pay a quarterly dividend of approximately 80% of the cash the Company generates each quarter from operations. We expect cash generation will generally equal adjusted net income plus long-term incentive compensation expense, less cash reserved for future franchise capital awards, with additional adjustments made for certain other sources and uses of cash, including capital expenditures. After the end of the year, our board will consider payment of a special dividend from the 20% withheld each quarter plus any discrete sources and uses of cash throughout the year, including gains realized upon seed capital redemptions and investments redeemed in connection with forfeited franchise capital awards.
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Conference Call
The Company will host a conference call on October 29, 2025, at 1:00 p.m. (Eastern Time) to discuss these results. Hosting the call will be Jason Gottlieb, Chief Executive Officer and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10202311. A replay of the call will be available until November 5, 2025, at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 4611186. An audio recording will also be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions for whatever reason, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other matters that cause damage to our reputation, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 25, 2025, as such factors may be updated from time to time. Our periodic and current reports are accessible on the SEC's website at www.sec.gov. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
Assets Under Management (AUM) refers to the assets of pooled vehicles and separate accounts to which Artisan Partners provides services. Artisan Partners’ AUM as reported here includes assets for certain strategies for which Artisan Partners provides non-discretionary model portfolios to managed account sponsors, for which we earn only investment-related service fees. Such non-discretionary assets are reported on a lag not exceeding one quarter and represented $114 million, $115 million, and $98 million in aggregate as of September 30, 2025, June 30, 2025, and September 30, 2024, respectively. Artisan's definition of AUM is not based on any definition of Assets Under Management contained in the ADV or in any of Artisan's fund management agreements.
Results for any investment strategy described herein, and for different investment products within a strategy, are affected by numerous factors, including different material market or economic conditions; different investment management fee rates, brokerage commissions and other expenses; and the reinvestment of dividends or other earnings. The returns for any strategy may be positive or negative, and past performance does not guarantee future results. In these materials we present relative performance, sourced from Artisan Partners, MSCI, S&P, JP Morgan and ICE BofA. Current performance may be lower or higher than the performance shown.
Unless otherwise noted, composite returns have been presented gross of investment advisory fees applied to client accounts, but include applicable trade commissions and transaction costs. Management fees, when reflected, would reduce the results presented for an investor in an account managed within a composite. Net-of-fees composite returns presented in these materials were calculated using the highest model investment advisory fees applicable to portfolios within the composite. Fees may be higher for certain pooled vehicles, and the composite may include accounts with performance-based fees. Index returns do not reflect the payment of fees and expenses. Certain Artisan composite returns may be represented by a single account.
In these materials, we present Value Added, which is the difference between an Artisan strategy's average annual return and the return of its respective benchmark. We may also present Excess Returns (alpha), which are an estimate of the amount in dollars by which Artisan's investment strategies have outperformed or underperformed their respective benchmark. Excess Returns are calculated by (i) multiplying a strategy's beginning-of-year AUM by the difference between the returns (in basis points) of the strategy (gross of fees, unless otherwise indicated) and the benchmark for the ensuing year and (ii) summing all strategies' Excess Returns for each year calculated. Market Returns include all changes in AUM not included in Excess Returns, client cash flows and Artisan Funds distributions not reinvested. The benchmark used for purposes of presenting a strategy’s performance and calculating Value Added and Excess Returns is generally the market index most commonly used by our clients to compare the performance of the relevant strategy. For certain strategies that are managed for absolute return, the benchmark used for purposes of presenting a strategy’s performance and calculating Value Added and Excess Returns is the index used by the Company’s management to evaluate the performance of the strategy. YTD Relative performance as presented in these materials compares the performance of a strategy's composite to its respective index.

In this material we present award information from Chief Investment Officer (CIO). Since 2010, CIO, a division of ISS Market Intelligence, has been recognizing institutional asset owners and the asset managers and providers that serve them with its annual Industry

Innovation Awards. There is no fee to apply for an award. A fee is paid for logo rights. Winners are selected by CIO Editorial staff based on responses to a questionnaire used to determine the applicant's industry leadership and whether they have developed or introduced an innovative product, service or strategy within the past 18 months.

Composites / Indexes used for the comparison calculations described are: Non-U.S. Growth Strategy / International Value Strategy-MSCI EAFE Index; Global Equity Strategy / Global Opportunities Strategy / Global Value Strategy / Franchise Strategy-MSCI All Country World Index; Global Discovery Strategy: MSCI All Country World Small Mid Cap Index; Non-U.S. Small-Mid Growth Strategy-MSCI All Country World Index Ex USA Small Mid Index; U.S. Mid-Cap Growth Strategy-Russell Midcap Growth® Index; U.S. Mid-Cap Value Strategy-Russell Midcap Value® Index; U.S. Small-Cap Growth Strategy-Russell 2000 Growth® Index; Value Equity Strategy-Russell 1000 Value® Index; Developing World Strategy / Sustainable Emerging Markets Strategy-MSCI Emerging Markets Index; High Income Strategy-ICE BofA U.S. High Yield Index; Credit Opportunities Strategy-ICE BofA U.S. Dollar 3-Month Deposit Offered Rate Constant Maturity Index; Antero Peak Strategy / Antero Peak Hedge Strategy / Select Equity Strategy / Value Income Strategy-S&P 500® Market Index; International Explorer Strategy-MSCI All Country World Index Ex USA Small Cap; Floating Rate Strategy-S&P UBS Leveraged Loan Index; Global Unconstrained Strategy-ICE BofA 3-Month U.S. Treasury Bill Index; Global Special Situations Strategy-ICE BofA Global High Yield Index; Emerging Markets Debt Opportunities Strategy-J.P. Morgan EMB Hard Currency/Local Currency 50-50; Emerging Markets Local Opportunities Strategy-J.P. Morgan GBI-EM Global Diversified Index. Where applicable, composite returns have been included for the following discontinued strategies and their indexes: Global Small-Cap Growth Strategy (Jul 1, 2013-Dec 31, 2016)-MSCI ACWI Small Cap Index; U.S. Small-Cap Value Strategy (Jun 1, 1997-Apr 30, 2016)-Russell 2000® Index; Non-U.S. Small-Cap Growth Strategy (Jan 1, 2002-Nov 30, 2018)-MSCI EAFE Small Cap Index; China Post-Venture Strategy (Apr 1, 2021-Jun 30, 2025)-MSCI China SMID Cap Index. Index returns do not reflect the payment of fees and expenses. An investment cannot be made directly in an Artisan Partners composite or a market index and the aggregated results are hypothetical.
None of the information in these materials constitutes either an offer or a solicitation to buy or sell any securities, nor is any such information a recommendation for any security or investment service. The strategies may not be available to all investors in all jurisdictions.
Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.
About Artisan Partners
Artisan Partners is a global multi-asset investment platform providing a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
866.632.1770
ir@artisanpartners.com

Exhibit 1
Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$192.5	$179.6	$174.7	$546.8	$510.4
Separate accounts and other	108.8	103.2	104.9	314.4	304.3
Performance fees	—	—	—	—	0.1
Total revenues	301.3	282.8	279.6	861.2	814.8

Operating expenses
Compensation and benefits	163.3	165.8	149.0	484.3	445.7
Distribution, servicing and marketing	7.5	6.8	6.3	20.7	19.1
Occupancy	7.4	7.3	8.2	22.1	23.0
Communication and technology	12.7	13.6	13.1	39.2	39.7
General and administrative	8.6	9.5	9.8	26.8	29.8
Total operating expenses	199.5	203.0	186.4	593.1	557.3
Operating income	101.8	79.8	93.2	268.1	257.5
Interest expense	(2.3)	(2.1)	(2.2)	(6.5)	(6.5)
Interest income on cash and cash equivalents and other	2.6	1.9	2.7	6.5	6.6
Net gain (loss) on the tax receivable agreements	0.6	—	(0.5)	0.6	(0.5)
Net investment gain (loss) of consolidated investment products	8.7	22.7	23.1	38.5	45.6
Net investment gain (loss) of nonconsolidated investment products	12.0	18.6	12.4	34.4	24.7
Total non-operating income (expense)	21.6	41.1	35.5	73.5	69.9
Income before income taxes	123.4	120.9	128.7	341.6	327.4
Provision for income taxes	36.9	24.9	24.6	81.8	65.3
Net income before noncontrolling interests	86.5	96.0	104.1	259.8	262.1
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	15.0	13.4	14.5	40.3	38.9
Less: Net income (loss) attributable to noncontrolling interests - consolidated investment products	4.7	15.0	16.7	24.0	33.2
Net income attributable to Artisan Partners Asset Management Inc.	$66.8	$67.6	$72.9	$195.5	$190.0

Basic earnings per share - Class A common shares	$0.93	$0.94	$1.03	$2.73	$2.68
Diluted earnings per share - Class A common shares	$0.93	$0.94	$1.03	$2.73	$2.68

Average shares outstanding
Class A common shares	65.7	65.6	65.1	65.6	64.8
Participating unvested restricted share-based awards	5.3	5.4	5.5	5.4	5.5
Total average shares outstanding	71.0	71.0	70.6	71.0	70.3

Exhibit 2
Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$66.8	$67.6	$72.9	$195.5	$190.0
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	15.0	13.4	14.5	40.3	38.9
Add back: Provision for income taxes	36.9	24.9	24.6	81.8	65.3
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	7.4	9.8	4.6	19.7	9.2
Add back: Net (gain) loss on the tax receivable agreements	(0.6)	—	0.5	(0.6)	0.5
Add back: Net investment (gain) loss of investment products attributable to APAM	(15.7)	(26.1)	(18.2)	(48.3)	(35.5)
Less: Adjusted provision for income taxes	27.1	22.1	24.4	71.2	66.3
Adjusted net income (Non-GAAP)	$82.7	$67.5	$74.5	$217.2	$202.1

Average shares outstanding
Class A common shares	65.7	65.6	65.1	65.6	64.8

Assumed vesting or exchange of:
Unvested restricted share-based awards	5.3	5.4	5.5	5.4	5.5
Artisan Partners Holdings LP units outstanding (noncontrolling interest)	10.2	10.2	10.4	10.2	10.6
Adjusted shares	81.2	81.2	81.0	81.2	80.9

Basic earnings per share (GAAP)	$0.93	$0.94	$1.03	$2.73	$2.68
Diluted earnings per share (GAAP)	$0.93	$0.94	$1.03	$2.73	$2.68
Adjusted net income per adjusted share (Non-GAAP)	$1.02	$0.83	$0.92	$2.67	$2.50

Operating income (GAAP)	$101.8	$79.8	$93.2	$268.1	$257.5
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	7.4	9.8	4.6	19.7	9.2
Adjusted operating income (Non-GAAP)	$109.2	$89.6	$97.8	$287.8	$266.7

Operating margin (GAAP)	33.8%	28.2%	33.3%	31.1%	31.6%
Adjusted operating margin (Non-GAAP)	36.2%	31.7%	35.0%	33.4%	32.7%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$66.8	$67.6	$72.9	$195.5	$190.0
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	15.0	13.4	14.5	40.3	38.9
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	7.4	9.8	4.6	19.7	9.2
Add back: Net (gain) loss on the tax receivable agreements	(0.6)	—	0.5	(0.6)	0.5
Add back: Net investment (gain) loss of investment products attributable to APAM	(15.7)	(26.1)	(18.2)	(48.3)	(35.5)
Add back: Interest expense	2.3	2.1	2.2	6.5	6.5
Add back: Provision for income taxes	36.9	24.9	24.6	81.8	65.3
Add back: Depreciation and amortization	2.3	2.5	2.5	7.3	7.3
Adjusted EBITDA (Non-GAAP)	$114.4	$94.2	$103.6	$302.2	$282.2

Supplemental Non-GAAP Financial Information
The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) net gain (loss) on the tax receivable agreements (if any), (2) compensation expense (reversal) related to market valuation changes in compensation plans, (3) net investment gain (loss) of investment products, (4) non-recurring expenses, and (5) the adjustment to deferred taxes as a result of the OBBBA enactment. These adjusted measures also remove the non-operational complexities of the Company’s structure by adding back noncontrolling interests and assuming all income of Artisan Partners Holdings is allocated to APAM. Management believes these non-GAAP measures provide meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:
•Adjusted net income represents net income excluding the impact of (1) net gain (loss) on the tax receivable agreements (if any), (2) compensation expense (reversal) related to market valuation changes in compensation plans, (3) net investment gain (loss) of investment products, (4) non-recurring expenses, and (5) the adjustment to deferred taxes as a result of the OBBBA enactment. Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of APAM on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to APAM, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting APAM's current federal, state and local income statutory tax rates. The adjusted tax rate was 24.7% for all periods presented.
•Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of APAM on a one-for-one basis.
•Adjusted operating income represents the operating income of the consolidated company excluding compensation expense related to market valuation changes in compensation plans and non-recurring expenses.
•Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.
•Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.
Net gain (loss) on the tax receivable agreements represents the income (expense) associated with the change in estimate of amounts payable under the tax receivable agreements entered into in connection with APAM’s initial public offering and related reorganization.
Compensation expense (reversal) related to market valuation changes in compensation plans represents the expense (income) associated with the change in the long-term incentive award liability resulting from investment returns of the underlying investment products. Because the compensation expense impact of the investment market exposure is economically hedged, management believes it is useful to reflect the expected net income offset in the calculation of adjusted operating income, adjusted net income, and adjusted EBITDA. The related investment gain (loss) on the underlying investments is included in the adjustment for net investment gain (loss) of investment products.
Net investment gain (loss) of investment products represents the non-operating income (expense) related to the Company’s investments, in both consolidated sponsored investment products and nonconsolidated sponsored investment products, including investments in sponsored investment products held to economically hedge compensation plans. Excluding these non-operating market gains or losses on investments provides greater transparency to evaluate the profitability and efficiency of the underlying operations of the business. Interest income generated on cash and cash equivalents is considered part of normal operations, and therefore, is not excluded from adjusted net income.
Non-recurring expenses represents non-recurring professional fees that are not reflective of core operations.

Exhibit 3
Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	September 30,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$300.2	$201.2
Accounts receivable	114.0	118.7
Investment securities	257.4	208.8
Deferred tax assets	363.5	409.4
Assets of consolidated investment products	384.4	538.2
Operating lease assets	108.7	83.4
Other	53.4	59.1
Total assets	$1,581.6	$1,618.8

Liabilities and equity
Accounts payable, accrued expenses, and other	$246.4	$112.8
Borrowings	189.1	199.4
Operating lease liabilities	124.9	101.3
Amounts payable under tax receivable agreements	303.1	341.5
Liabilities of consolidated investment products	21.0	113.8
Total liabilities	884.5	868.8

Redeemable noncontrolling interests	256.2	328.0
Total stockholders’ equity	440.9	422.0
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,581.6	$1,618.8

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended		By Investment Team
	Growth	Global Equity	U.S. Value	International Value Group	Global Value	Sustainable Emerging Markets	Credit	Developing World	Antero Peak Group	International Small-Mid	EMsights Capital Group	Total
September 30, 2025
Beginning assets under management	$36,748	$15,161	$7,765	$50,871	$32,906	$2,047	$13,096	$4,784	$2,540	$5,856	$3,771	$175,545
Gross client cash inflows	638	486	204	1,410	1,387	149	1,087	158	85	248	232	6,084
Gross client cash outflows	(2,827)	(492)	(236)	(2,062)	(900)	(88)	(400)	(86)	(145)	(1,084)	(93)	(8,413)
Net client cash flows	(2,189)	(6)	(32)	(652)	487	61	687	72	(60)	(836)	139	(2,329)
Artisan Funds' distributions not reinvested[1]	—	—	—	(61)	—	—	(97)	—	—	—	(3)	(161)
Investment returns and other	2,191	760	79	2,498	1,792	247	305	106	61	45	167	8,251
Ending assets under management	$36,750	$15,915	$7,812	$52,656	$35,185	$2,355	$13,991	$4,962	$2,541	$5,065	$4,074	$181,306
Average assets under management	$36,558	$15,363	$7,756	$51,856	$33,630	$2,145	$13,515	$4,824	$2,508	$5,364	$3,894	$177,413

June 30, 2025
Beginning assets under management	$34,669	$13,442	$7,540	$47,486	$30,256	$1,625	$12,434	$4,147	$2,121	$5,353	$3,317	$162,390
Gross client cash inflows	770	220	65	2,297	886	202	1,027	196	147	110	313	6,233
Gross client cash outflows	(2,714)	(763)	(134)	(1,883)	(1,008)	(56)	(729)	(175)	(146)	(447)	(41)	(8,096)
Net client cash flows	(1,944)	(543)	(69)	414	(122)	146	298	21	1	(337)	272	(1,863)
Artisan Funds' distributions not reinvested[1]	—	—	—	(101)	—	—	(91)	—	—	—	(2)	(194)
Investment returns and other	4,023	2,262	294	3,072	2,772	276	455	616	418	840	184	15,212
Ending assets under management	$36,748	$15,161	$7,765	$50,871	$32,906	$2,047	$13,096	$4,784	$2,540	$5,856	$3,771	$175,545
Average assets under management	$34,785	$14,272	$7,372	$49,017	$31,191	$1,769	$12,559	$4,452	$2,261	$5,518	$3,578	$166,774

September 30, 2024
Beginning assets under management	$38,917	$13,495	$7,266	$43,745	$27,793	$1,857	$11,165	$3,997	$2,236	$7,042	$1,374	$158,887
Gross client cash inflows	1,192	79	131	1,284	974	41	1,120	106	124	268	891	6,210
Gross client cash outflows	(2,057)	(600)	(123)	(1,428)	(699)	(37)	(1,115)	(259)	(106)	(517)	(12)	(6,953)
Net client cash flows	(865)	(521)	8	(144)	275	4	5	(153)	18	(249)	879	(743)
Artisan Funds' distributions not reinvested[1]	—	—	—	(128)	—	—	(94)	—	—	—	—	(222)
Investment returns and other	1,610	791	537	3,475	1,660	145	546	381	149	518	106	9,918
Ending assets under management	$39,662	$13,765	$7,811	$46,948	$29,728	$2,006	$11,622	$4,225	$2,403	$7,311	$2,359	$167,840
Average assets under management	$38,736	$13,703	$7,538	$45,371	$28,598	$1,900	$11,361	$3,925	$2,273	$7,177	$2,201	$162,783

______________________________________
1 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Vehicle
	Artisan Funds & Artisan Global Funds	Separate Accounts and Other [1]	Total
September 30, 2025
Beginning assets under management	$85,626	$89,919	$175,545
Gross client cash inflows	4,538	1,546	6,084
Gross client cash outflows	(5,682)	(2,731)	(8,413)
Net client cash flows	(1,144)	(1,185)	(2,329)
Artisan Funds' distributions not reinvested[2]	(161)	—	(161)
Investment returns and other	3,719	4,532	8,251
Net transfers[3]	—	—	—
Ending assets under management	$88,040	$93,266	$181,306
Average assets under management	$86,644	$90,769	$177,413

June 30, 2025
Beginning assets under management	$79,220	$83,170	$162,390
Gross client cash inflows	4,467	1,766	6,233
Gross client cash outflows	(4,648)	(3,448)	(8,096)
Net client cash flows	(181)	(1,682)	(1,863)
Artisan Funds' distributions not reinvested[2]	(194)	—	(194)
Investment returns and other	6,781	8,431	15,212
Net transfers[3]	—	—	—
Ending assets under management	$85,626	$89,919	$175,545
Average assets under management	$81,406	$85,368	$166,774

September 30, 2024
Beginning assets under management	$76,985	$81,902	$158,887
Gross client cash inflows	3,635	2,575	6,210
Gross client cash outflows	(4,477)	(2,476)	(6,953)
Net client cash flows	(842)	99	(743)
Artisan Funds' distributions not reinvested[2]	(222)	—	(222)
Investment returns and other	5,179	4,739	9,918
Net transfers[3]	(46)	46	—
Ending assets under management	$81,054	$86,786	$167,840
Average assets under management	$78,511	$84,272	$162,783

______________________________________
1 Separate accounts and other consists of AUM we manage in or through vehicles other than Artisan Funds and Artisan Global Funds. This AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts and in our own private funds.
2 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
3 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Nine Months Ended	By Investment Team
	Growth	Global Equity	U.S. Value	International Value Group	Global Value	Sustainable Emerging Markets	Credit	Developing World	Antero Peak Group	International Small-Mid	EMsights Capital Group	Total
September 30, 2025
Beginning assets under management	$38,445	$12,934	$7,597	$44,295	$28,679	$1,552	$11,942	$4,100	$2,211	$6,544	$2,909	$161,208
Gross client cash inflows	2,693	887	334	6,615	2,880	440	3,137	572	329	512	932	19,331
Gross client cash outflows	(8,450)	(2,089)	(573)	(5,931)	(3,443)	(218)	(1,704)	(498)	(439)	(2,801)	(217)	(26,363)
Net client cash flows	(5,757)	(1,202)	(239)	684	(563)	222	1,433	74	(110)	(2,289)	715	(7,032)
Artisan Funds' distributions not reinvested[1]	—	—	—	(186)	—	—	(279)	—	—	—	(6)	(471)
Investment returns and other	4,062	4,183	454	7,863	7,069	581	895	788	440	810	456	27,601
Ending assets under management	$36,750	$15,915	$7,812	$52,656	$35,185	$2,355	$13,991	$4,962	$2,541	$5,065	$4,074	$181,306
Average assets under management	$36,673	$14,454	$7,609	$49,142	$31,748	$1,845	$12,780	$4,523	$2,343	$5,712	$3,529	$170,358

September 30, 2024
Beginning assets under management	$38,546	$13,725	$7,057	$41,009	$25,670	$917	$9,683	$3,453	$2,101	$7,151	$855	$150,167
Gross client cash inflows	2,794	427	398	4,640	2,355	1,010	3,519	451	343	665	1,399	$18,001
Gross client cash outflows	(6,641)	(2,314)	(466)	(4,634)	(2,274)	(124)	(2,143)	(629)	(598)	(1,034)	(19)	(20,876)
Net client cash flows	(3,847)	(1,887)	(68)	6	81	886	1,376	(178)	(255)	(369)	1,380	$(2,875)
Artisan Funds' distributions not reinvested[1]	—	—	—	(128)	—	—	(270)	—	—	—	—	$(398)
Investment returns and other	4,963	1,927	822	6,061	3,977	203	833	950	557	529	124	$20,946
Ending assets under management	$39,662	$13,765	$7,811	$46,948	$29,728	$2,006	$11,622	$4,225	$2,403	$7,311	$2,359	$167,840
Average assets under management	$39,326	$13,772	$7,329	$43,662	$27,617	$1,318	$10,784	$3,814	$2,248	$7,145	$1,499	$158,514

______________________________________
1 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Nine Months Ended	By Vehicle
	Artisan Funds & Artisan Global Funds	Separate Accounts and other [1]	Total
September 30, 2025
Beginning assets under management	$77,614	$83,594	$161,208
Gross client cash inflows	14,024	5,307	19,331
Gross client cash outflows	(15,918)	(10,445)	(26,363)
Net client cash flows	(1,894)	(5,138)	(7,032)
Artisan Funds' distributions not reinvested[2]	(471)	—	(471)
Investment returns and other	12,818	14,783	27,601
Net transfers[3]	(27)	27	—
Ending assets under management	$88,040	$93,266	$181,306
Average assets under management	$82,857	$87,501	$170,358

September 30, 2024
Beginning assets under management	$72,763	$77,404	$150,167
Gross client cash inflows	11,643	6,358	18,001
Gross client cash outflows	(12,866)	(8,010)	(20,876)
Net client cash flows	(1,223)	(1,652)	(2,875)
Artisan Funds' distributions not reinvested[2]	(398)	—	(398)
Investment returns and other	9,958	10,988	20,946
Net transfers[3]	(46)	46	—
Ending assets under management	$81,054	$86,786	$167,840
Average assets under management	$76,706	$81,808	$158,514

______________________________________
1 Separate accounts and other consists of AUM we manage in or through vehicles other than Artisan Funds and Artisan Global Funds. This AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts and in our own private funds.
2 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
3 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 6

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of September 30, 2025
(unaudited)

	Composite Inception Date							Average Annual Value-Added [3] Since Inception (bps)
		Strategy AUM (in $MM)[2]	Average Annual Total Returns (%)
Investment Team and Strategy			1 YR	3 YR	5 YR	10 YR	Inception
Growth Team
Global Opportunities Strategy	2/1/2007	$19,807	10.43%	19.57%	7.76%	13.48%	11.25%	381
MSCI All Country World Index			17.27%	23.10%	13.54%	11.90%	7.44%
Global Discovery Strategy	9/1/2017	$1,854	14.03%	19.27%	8.29%	---	13.65%	545
MSCI All Country World Small Mid Cap Index			12.92%	17.84%	10.99%	---	8.20%
U.S. Mid-Cap Growth Strategy	4/1/1997	$11,197	22.48%	17.82%	6.69%	12.62%	14.47%	430
Russell® Midcap Index			11.11%	17.67%	12.65%	11.38%	10.41%
Russell® Midcap Growth Index			22.02%	22.82%	11.25%	13.36%	10.17%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,973	6.65%	13.19%	2.72%	11.80%	10.51%	253
Russell® 2000 Index			10.76%	15.20%	11.55%	9.76%	9.06%
Russell® 2000 Growth Index			13.56%	16.67%	8.41%	9.90%	7.98%
Franchise Strategy	10/1/2024	$919	23.94%	---	---	---	23.94%	667
MSCI All Country World Index			17.27%	---	---	---	17.27%
Global Equity Team
Global Equity Strategy	4/1/2010	$426	44.16%	31.49%	13.88%	14.72%	13.78%	391
MSCI All Country World Index			17.27%	23.10%	13.54%	11.90%	9.87%
Non-U.S. Growth Strategy	1/1/1996	$15,489	30.44%	26.56%	11.23%	10.03%	10.22%	468
MSCI EAFE Index			14.99%	21.68%	11.15%	8.16%	5.54%
U.S. Value Team
Value Equity Strategy	7/1/2005	$5,367	8.94%	21.00%	16.34%	13.38%	9.74%	146
Russell® 1000 Index			17.75%	24.61%	15.98%	15.02%	10.98%
Russell® 1000 Value Index			9.44%	16.95%	13.87%	10.71%	8.28%
U.S. Mid-Cap Value Strategy	4/1/1999	$2,428	(2.53)%	11.74%	11.87%	8.93%	11.51%	190
Russell® Midcap Index			11.11%	17.67%	12.65%	11.38%	9.76%
Russell® Midcap Value Index			7.58%	15.50%	13.66%	9.95%	9.61%
Value Income Strategy	3/1/2022	$17	4.63%	14.19%	---	---	6.32%	(795)
S&P 500 Index			17.60%	24.91%	---	---	14.27%
International Value Group
International Value Strategy	7/1/2002	$51,702	10.15%	23.29%	16.42%	11.06%	11.93%	519
MSCI EAFE Index			14.99%	21.68%	11.15%	8.16%	6.74%
International Explorer Strategy	11/1/2020	$921	16.33%	20.93%	---	---	15.64%	489
MSCI All Country World Index Ex USA Small Cap			15.93%	19.34%	---	---	10.75%
Global Special Situations Strategy [4]	4/1/2025	$33	---	---	---	---	4.66%	(272)
ICE BofA Global High Yield Index			---	---	---	---	7.38%
Global Value Team
Global Value Strategy	7/1/2007	$34,280	21.11%	26.96%	17.52%	12.13%	9.91%	279
MSCI All Country World Index			17.27%	23.10%	13.54%	11.90%	7.12%
Select Equity Strategy	3/1/2020	$905	18.89%	26.16%	15.99%	---	14.82%	(271)
S&P 500 Index			17.60%	24.91%	16.46%	---	17.53%
Sustainable Emerging Markets Team
Sustainable Emerging Markets Strategy	7/1/2006	$2,355	28.24%	24.97%	9.47%	11.28%	6.80%	121
MSCI Emerging Markets Index			17.32%	18.19%	7.01%	7.98%	5.59%
Credit Team
High Income Strategy	4/1/2014	$12,906	8.93%	12.08%	7.70%	7.97%	7.36%	238
ICE BofA US High Yield Index			7.23%	10.96%	5.53%	6.07%	4.98%
Credit Opportunities Strategy	7/1/2017	$352	15.53%	18.41%	16.34%	---	14.03%	1,142
ICE BofA US Dollar 3-Month Deposit Offered Rate Constant Maturity Index			4.60%	4.92%	3.05%	---	2.61%
Floating Rate Strategy	1/1/2022	$86	8.48%	10.69%	---	---	7.60%	87
S&P UBS Leveraged Loan Index			7.09%	9.71%	---	---	6.73%
Custom Credit Solutions [5]	7/1/2025	$647	---	---	---	---	---	---

Exhibit 7

Developing World Team
Developing World Strategy	7/1/2015	$4,962	21.09%	29.38%	6.00%	15.08%	12.69%	696
MSCI Emerging Markets Index			17.32%	18.19%	7.01%	7.98%	5.73%
Antero Peak Group
Antero Peak Strategy	5/1/2017	$2,274	24.90%	25.71%	15.29%	---	19.58%	463
S&P 500 Index			17.60%	24.91%	16.46%	---	14.95%
Antero Peak Hedge Strategy	11/1/2017	$267	22.54%	21.33%	12.28%	---	14.36%	(34)
S&P 500 Index			17.60%	24.91%	16.46%	---	14.70%
International Small-Mid Team
Non-U.S. Small-Mid Growth Strategy	1/1/2019	$5,065	8.12%	13.85%	4.76%	---	10.78%	127
MSCI All Country World Index Ex USA Small Mid Cap			17.23%	20.02%	9.67%	---	9.51%
EMsights Capital Group
Global Unconstrained Strategy	4/1/2022	$1,103	12.94%	11.96%	---	---	11.10%	686
ICE BofA 3-month Treasury Bill Index			4.38%	4.77%	---	---	4.24%
Emerging Markets Debt Opportunities Strategy	5/1/2022	$1,254	12.96%	15.51%	---	---	13.44%	629
J.P. Morgan EMB Hard Currency/Local Currency 50-50			7.48%	11.16%	---	---	7.15%
Emerging Markets Local Opportunities Strategy	8/1/2022	$1,717	13.11%	14.87%	---	---	12.64%	379
J.P. Morgan GBI-EM Global Diversified Index			7.35%	11.25%	---	---	8.85%

Total Assets Under Management		$181,306
______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including pooled investment vehicles, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 16% of our assets under management at September 30, 2025, are maintained in separate composites, which are not presented in these materials). Returns for periods less than one year are not annualized.
2 AUM for Artisan Sustainable Emerging Markets and U.S. Mid-Cap Growth strategies includes $114.2 million in aggregate for which Artisan Partners provides investment models to managed account sponsors (reported on a lag not exceeding one quarter).
3 Value-added is the amount, in basis points, by which the average annual gross composite return of each of our strategies has outperformed or underperformed its respective benchmark. See Forward-Looking Statements and Other Disclosures for further information on the benchmark indexes used. Value-added for periods less than one year is not annualized.
4 Effective in the quarter ended September 30, 2025, the Global Special Situations strategy changed its benchmark from the ICE BofA 3-month Treasury Bill Index to the ICE BofA Global High Yield Index. All periods presented reflect the return of the new benchmark.
5 Custom Credit Solutions represents assets managed by the Credit team within custom, investor-driven mandates for which there is no combined performance track record. A portion of these assets under management was previously reported under the High Income strategy.